                                                                    EXHIBIT 99.1
                                                                    ------------
[WHITTAKER LOGO] NEWS RELEASE

       WHITTAKER CORPORATION
       1955 N. Surveyor Avenue, Simi Valley, California 93063
       805/526-5700

       Release:  May 28, 1996

       Contact:  Richard Levin
                 (805)  526-5700, ext. 641
                 James Schultz
                 (805)  526-5700, ext. 638

                   WHITTAKER REPORTS SECOND QUARTER RESULTS

   CONFIRMS PREVIOUSLY ANNOUNCED SECOND QUARTER COMMUNICATIONS SEGMENT LOSS

     SIMI VALLEY, CA., MAY 28, 1996-- Whittaker Corporation (NYSE: WKR) today announced the results of its operations for the second quarter, ended April 30, 1996.

     The net loss for the quarter was $4,890,000, or $0.52 per share, after a one-time charge of $11,700,000 ($0.75 per share after taxes) resulting from the write-off of acquired in-process research and development resulting from the Company's acquisition of Xyplex, Inc. on April 10, 1996. Net income for the quarter ended April 30, 1995 was $155,000 or $0.02 per share, after a charge for acquired in-process research and development of $3,250,000 ($0.20 per share after taxes) resulting from the Company's acquisition of Hughes LAN Systems, Inc. on April 24, 1995. Sales for the quarter were $47,605,000, compared to $31,682,000 for the second quarter of fiscal year 1995.

     As previously announced, the net loss reflected a loss for the quarter at the Company's Communications segment of $3,398,000, not including the charge for acquired in-process research and development. The Company's Aerospace Group reported increased sales and an operating profit of $6,079,000, after a previously announced charge of $540,000 ($0.03 per share after taxes) related to the streamlining of the Company's defense electronics unit. Also included in the results for the quarter was interest income of $5,200,000 ($0.33 per share after taxes) on an income tax refund received in the second quarter.

     For the six-month periods ended April 30, after charges for acquired in-process research and development, the net loss for 1996 was $3,000,000 or $0.33 per share, compared to net income of $1,875,000, or $0.20 per share in 1995. Sales for the first six months were $92,025,000, compared to $58,368,000 the previous year.

     "As we tackle the challenges of integrating Whittaker Xyplex, we remain confident that our strategy for growth in our communications segment remains sound," said Thomas A. Brancati, President and Chief Executive Officer. "We are excited about our internetworking and

                                    (more)
remote access products and the contribution they will make." Whittaker Xyplex contributed $14,209,000 in sale in the quarter, $29,519,000 for the first six months.

     "Our Aerospace Group continues to perform well and to grow," Mr. Brancati added, "and we look forward to further improvements." During the second quarter of fiscal 1996, the Whittaker Aerospace Group contributed $33,396,000 to total sales, up from $31,682,000 in sales from the same quarter in the previous year. The Aerospace Group consists of Whittaker Controls, Whittaker Safety Systems and Whittaker Electronic Systems divisions.

     Whittaker Corporation, based in Simi Valley, Ca., provides products and services with a high technology and engineering content to the aerospace and communications industries, through its two principal operating segments. For additional information on Whittaker, contact the Internet Home Page at URL address: http://www.whittaker.com.

                                    #  #  #

                             WHITTAKER CORPORATION
                       Consolidated Statements of Income
                                  ($ in 000)
                                  (Unaudited)

                                                        For the Three Months                   For the Six Months
                                                            Ended April 30,                       Ended April 30,
                                                        1996               1995               1996               1995
                                                     ----------         ----------         ----------         ----------
Sales ............................................... $ 47,605           $ 31,682           $ 92,025           $ 58,368

Costs and expenses
   Cost of sales ....................................   27,484             19,057             52,384             35,087
   Engineering and development.......................    3,882                865              6,977              1,109
   Selling, general and administrative...............   15,280              7,117             27,015             13,623
   Acquired in-process research and development......   11,700              3,250             11,700              3,250
   Restructuring costs...............................      540                                   540
                                                      ---------         ----------          ---------          ---------

Operating profit (loss)..............................  (11,281)             1,393             (6,591)             5,299

   Interest expense .................................    2,031              1,192              3,686              2,414
   Interest income ..................................   (5,460)              (202)            (5,622)              (330)
   Other expense (income)............................       45                159                 46                152
                                                      ---------         ----------          ---------          ---------

Income (loss) before provision for taxes.............   (7,897)               244             (4,701)             3,063

Provision (benefit) for taxes .......................   (3,007)                89             (1,701)             1,188
                                                      ---------          ---------          ---------          ---------
Net income (loss).................................... $ (4,890)          $    155           $ (3,000)          $  1,875
                                                      =========          =========          =========          =========

Average common and common
   equivalent shares outstanding (000)...............    9,471              9,582              9,136              9,585

                                                      ---------          ---------          ---------          ---------
Net income (loss) per share.......................... $  (0.52)          $   0.02           $  (0.33)          $   0.20
                                                      =========          =========          =========          =========

Note:
Certain reclassifications have been made to 1995 numbers to conform to 1996 presentation.

                             WHITTAKER CORPORATION
                          Consolidated Balance Sheets
                                  ($ in 000)


                                                       At April 30,   At October 31,
                                                          1996            1995
                                                      ------------    -------------
ASSETS                                                (Unaudited)
- ------
Current Assets
- --------------
Cash .............................................      $   1,931         $    161
Receivables ......................................         78,540           64,708
Inventories ......................................         52,206           38,975
Other current assets .............................          4,553            2,053
Income taxes recoverable .........................          4,196            1,452
Deferred income taxes ............................         19,813           15,151
                                                        ---------        ---------
Total Current Assets..............................        161,239          122,500

Property and equipment, at cost ..................        108,819           78,059
Less accumulated depreciation and amortization ...        (59,249)         (36,641)
                                                        ---------        ---------
Net Property and Equipment........................         49,570           41,418

Other Assets
- ------------
Goodwill, net of amortization ....................         93,382           33,414
Other intangible assets, net of amortization .....         48,801           10,585
Notes and other noncurrent receivables ...........          3,806            4,218
Other noncurrent assets ..........................         15,222           11,709
Net assets held for sale .........................         29,284           27,115
                                                        ---------        ---------
Total Other Assets ...............................        190,495           87,041
                                                        ---------        ---------

Total Assets                                            $ 401,304        $ 250,959
                                                        =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Current Liabilities
- -------------------
Current maturities of long-term debt .............      $   9,669        $   6,048
Accounts payable .................................         18,360           14,650
Accrued liabilities ..............................         42,912           29,530
                                                        ---------        ---------
Total Current Liabilities.........................         70,941           50,228

Other Liabilities
- -----------------
Long-term debt ...................................        141,568           70,694
Other noncurrent liabilities .....................         11,240           11,340
Deferred income taxes ............................         27,794           16,273
                                                        ---------        ---------
Total Other Liabilities...........................        180,602           98,307

Stockholders' Equity
- --------------------
Capital stock
   Preferred stock ...............................              1                1
   Common stock ..................................            110               86
Additional paid-in capital........................         74,818           19,261
Retained earnings ................................         74,832           83,076
                                                        ---------        ---------
Total Stockholders' Equity........................        149,761          102,424
                                                        ---------        ---------

Total Liabilities and Stockholders' Equity              $ 401,304        $ 250,959
                                                        =========        =========

Note:

Certain reclassifications have been made to 1995 numbers to conform to 1996 presentation.

                             WHITTAKER CORPORATION
                             Industry Segment Data
                                  ($ in 000)
                                  (Unaudited)


                                   For the Three Months                  For the Six Months
                                     Ended April 30,                       Ended April 30,
                                1996               1995                 1996             1995
                             ----------         ---------             --------         --------
SALES:
Aerospace                     $  33,396          $ 31,682             $ 62,506        $  58,368
Communications                   14,209                                 29,519
                              ---------          --------             --------        ---------
                              $  47,605          $ 31,682             $ 92,025        $  58,368
                              =========          ========             ========        =========

OPERATING PROFIT (LOSS):

Aerospace                     $   6,079          $  6,611             $ 12,254         $ 12,160
Communications                  (15,098)           (3,250)             (14,801)          (3,250)
Corporate and Other              (2,262)           (1,968)              (4,044)          (3,611)
                              ---------          --------             --------         --------
                              $ (11,281)         $  1,393             $ (6,591)        $  5,299
                              =========          ========             ========         ========

Operating profit for 1995 and 1996 were affected by write-offs of acquired in-process research and development associated with purchase of communications businesses. Results in the Aerospace segment for 1996 also included a restructuring charge of $540,000. The following table provides a comparison of segment operating profit to operating profit excluding these special charges:

                                  For the Three Months                  For the Six Months
                                     Ended April 30,                       Ended April 30,
                                 1996               1995                1996             1995
                              ----------         ---------           ---------        ---------
Aerospace operating profit     $   6,079         $   6,611           $  12,254        $  12,160
     Restructuring                   540                                   540
                              ----------         ---------           ---------        ---------
                                   6,619             6,611              12,794           12,160
                              ----------         ---------           ---------        ---------

Communications operating loss    (15,098)           (3,250)            (14,801)          (3,250)
     Acquired in-process
        research and              11,700             3,250              11,700            3,250
        development           ----------         ---------           ---------        ---------
                                  (3,398)                               (3,101)
                              ----------         ---------           ---------        ---------